UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	27-3427920
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136
(918) 481-1119
(address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
9.00% Class B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☐

Securities Act registration statement file number to which this form relates: 333-216079

Securities to be registered pursuant to Section 12(g) of the Act:  None

The Commission is respectfully requested to send copies of all notices, orders and communications to:

H. Michael Krimbill Chief Executive Officer NGL Energy Partners 6120 South Yale Avenue Tulsa, Oklahoma 74136 (918) 481-1119	G. Michael O’Leary Andrews Kurth Kenyon LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

A description of the 9.00% Class B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Preferred Units”), representing limited partner interests in NGL Energy Partners LP (the “Registrant”), is set forth under the captions “Description of Class B Preferred Units” and “Material U.S. Federal Income Tax Considerations Supplement” in the Registrant’s prospectus supplement (the “Prospectus Supplement”) dated June 6, 2017 and filed by the Registrant with the United States Securities and Exchange Commission pursuant to Rule 424(b) as promulgated under the Securities Act of 1933, as amended, relating to the Registrant’s Registration Statement on Form S-3 (File No. 333-216079), as amended by Post-Effective Amendment No. 1 filed on June 6, 2017.  The summary descriptions of the Preferred Units do not purport to be complete and are qualified in their entirety by reference to the exhibits to this Registration Statement on Form 8-A, which are hereby incorporated herein and may be amended from time to time.

Item 2.   Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the SEC.

Exhibit Number	Description

1	Prospectus Supplement filed pursuant to Rule 424(b)(5) under the Securities Act on June 7, 2017 (incorporated herein by reference).

2

Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed April 15, 2011 (File No. 333-172186)).

3

Certificate of Amendment to Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed April 15, 2011 (File No. 333-172186)).

4

Fourth Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed June 13, 2017 (File No. 001-35172)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NGL Energy Partners LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: June 13, 2017	By:	/s/ H. Michael Krimbill
	Name:	H. Michael Krimbill
	Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

1	Prospectus Supplement filed pursuant to Rule 424(b)(5) under the Securities Act on June 7, 2017 (incorporated herein by reference).

2

Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed April 15, 2011 (File No. 333-172186)).

3

Certificate of Amendment to Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed April 15, 2011 (File No. 333-172186)).

4

Fourth Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed June 13, 2017 (File No. 001-35172)).